Rackspace Hosting Reports First Quarter 2011 Results
For the quarter ended March 31, 2011:

•	Net revenue of $230.0 million grew 28.6% year-over-year and 7.1% from Q4 2010

•	Adjusted EBITDA(1) of $75.9 million grew 27.8% year-over-year and 5.4% from Q4 2010

•	Net income of $13.8 million grew 40.9% year-over-year and 2.1% from Q4 2010

SAN ANTONIO - May 9, 2011 - Rackspace® Hosting, Inc. (NYSE: RAX), the world's leading specialist in the hosting and cloud computing industry, announced financial results for the quarter ended March 31, 2011.
Net revenue for the first quarter of 2011 was $230.0 million, up 7.1% from the previous quarter and 28.6% from the first quarter of 2010. Net revenue for the first quarter of 2011 was positively impacted by currency exchange rates when compared to the fourth quarter of 2010 by $0.7 million and the first quarter of 2010 by $1.4 million.
Total server count increased to 70,473, up from 66,015 servers at the end of the fourth quarter of 2010, and total customers increased to 142,441, up from 130,291 at the end of the previous quarter.
“During the quarter we invested across the organization to drive higher growth as well as increase our service level capability and enhance our product portfolio,” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $75.9 million, a 5.4% increase compared to the fourth quarter of 2010 and a 27.8% increase compared to the first quarter of 2010. The adjusted EBITDA margin for the quarter was 33.0%, down from 33.5% in the previous quarter and 33.2% in the first quarter of 2010. Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $3.0 million for the quarter relating to data center operating leases.
Net income was $13.8 million for the quarter, up 2.1% from the previous quarter and 40.9% from the first quarter of 2010. Net income margin for the quarter was 6.0% compared to 6.3% for the previous quarter and 5.5% in the first quarter of 2010.
Cash flow from operating activities was $88.3 million for the first quarter of 2011. Capital expenditures were $76.7 million, including $46.3 million for purchases of customer gear, $9.2 million for data center build outs, $3.0 million for office build outs and $18.2 million for capitalized software and other projects.
Adjusted free cash flow (1) for the quarter was $(3.4) million.
At the end of the first quarter of 2011, cash and cash equivalents were $133.9 million. Debt obligations totaled $134.9 million, consisting of $132.7 million related to capital leases and $2.2 million related to current and non-current debt.
On a worldwide basis, Rackspace employed 3,492 Rackers as of March 31, 2011, up from 3,262 Rackers as of December 31, 2010 and 2,905 Rackers as of March 31, 2010.
“Our plan for 2011 is to become more competitive and seize the massive market opportunity ahead of us, while improving the economics of our model by becoming more capital efficient. The progress we made in Q1 shows that we are off to great start executing on our plan,” said Lanham Napier, president and chief executive officer.
Rackspace Developments and Business Highlights

•
European Cloud Traction: Since the launch of the European cloud infrastructure service in January, over 3,000 customers have adopted the offering, including system tracking experts Phantom and content management specialists Juicy Media.

•
Launch of Cloud Builders Service: In March, Rackspace announced Rackspace Cloud Builders, a new business that will offer training and certification, deployment services, and ongoing support to enterprises and service providers through its team of OpenStack experts and its network of technology industry leaders. For the first time, Rackspace will extend its commitment to customer service, known as Fanatical Support®, beyond the company's data centers to stand behind any OpenStack cloud deployment.

•
Launch of Load Balancing as a Service: In April, Rackspace announced the availability of Rackspace Cloud Load Balancers. With this offering, businesses of all sizes can now have access to a new cloud-based load balancing solution that gives them the ability to scale mission critical applications or quickly build high availability configurations. The automated component distributes workloads across multiple Rackspace Cloud Servers to minimize response time and avoid server overload. Rackspace customers benefit from being able to intuitively set up a load balancer in minutes while providing application fault-tolerance cost-effectively.

Conference Call and Webcast
Management will host a conference call to discuss the results starting today at 4:30 p.m.
To access the conference call, please dial 888-339-3513 from the United States or dial 719-325-2378 from abroad and reference pass code 7358508. A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.
About Rackspace Hosting
Rackspace Hosting is the world leader in hosting. The San Antonio-based company provides its customers Fanatical Support® in their portfolio of hosted IT services, including Managed Hosting, Cloud Computing and Email and Apps. For more information, visit www.rackspace.com.
Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the continuation or further deterioration of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011 and in Rackspace Hosting's Form 10-Q for the quarter ended March 31, 2011, expected to be filed this week. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations        Corporate Communications
Bryan McGrath            Rachel Ferry
210-312-5230            210-312-3732
ir@rackspace.com        rachel.ferry@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2010	2010	2011
Net revenue	$178,805	$214,726	$230,002
Costs and expenses:
Cost of revenue	57,007	66,747	69,742
Sales and marketing	21,977	26,294	29,738
General and administrative	46,395	56,748	62,441
Depreciation and amortization	36,698	41,529	44,098
Total costs and expenses	162,077	191,318	206,019
Income from operations	16,728	23,408	23,983
Other income (expense):
Interest expense	(2,144)	(1,897)	(1,491)
Interest and other income (expense)	185	57	(78)
Total other income (expense)	(1,959)	(1,840)	(1,569)
Income before income taxes	14,769	21,568	22,414
Income taxes	4,957	8,029	8,593
Net income	$9,812	$13,539	$13,821

Net income per share
Basic	$0.08	$0.11	$0.11
Diluted	$0.07	$0.10	$0.10

Weighted average number of shares outstanding
Basic	123,981	126,473	127,845
Diluted	132,439	134,786	136,224

Consolidated Balance Sheets

	December 31,	March 31,
(In thousands)	2010	2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,941	$133,868
Accounts receivable, net of allowance for doubtful accounts and customer credits of $2,846 as of December 31, 2010 and $3,411 as of March 31, 2011	47,734	52,598
Income taxes receivable	4,397	4,397
Deferred income taxes	6,416	4,010
Prepaid expenses and other current assets	21,957	20,935
Total current assets	185,445	215,808

Property and equipment, net	495,228	531,946
Goodwill	57,147	59,993
Intangible assets, net	9,675	10,346
Other non-current assets	14,082	13,321
Total assets	$761,577	$831,414

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$111,645	$132,308
Current portion of deferred revenue	15,822	15,604
Current portion of obligations under capital leases	59,763	62,255
Current portion of debt	1,912	1,743
Total current liabilities	189,142	211,910

Non-current deferred revenue	2,927	3,545
Non-current obligations under capital leases	69,173	70,467
Non-current debt	879	440
Non-current deferred income taxes	35,238	36,300
Other non-current liabilities	25,355	30,445
Total liabilities	322,714	353,107

Commitments and Contingencies

Stockholders' equity:
Common stock	127	129
Additional paid-in capital	296,571	319,218
Accumulated other comprehensive loss	(12,416)	(9,442)
Retained earnings	154,581	168,402
Total stockholders’ equity	438,863	478,307
Total liabilities and stockholders’ equity	$761,577	$831,414

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands)	2010	2010	2011
Cash Flows From Operating Activities
Net income	$9,812	$13,539	$13,821
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,698	41,529	44,098
Loss on disposal of equipment, net	148	189	182
Provision for bad debts and customer credits	536	1,354	1,603
Deferred income taxes	(1,721)	3,806	3,680
Deferred rent	1,804	2,893	3,031
Share-based compensation expense	5,978	7,087	7,810
Excess tax benefits from share-based compensation arrangements	(7,015)	(2,370)	(898)
Changes in certain assets and liabilities
Accounts receivables	(1,366)	(3,790)	(5,716)
Income taxes receivable	3,770	(1,746)	—
Prepaid expenses and other current assets	(904)	4,479	1,210
Accounts payable and accrued expenses	3,511	3,783	16,690
Deferred revenue	(1,074)	2,201	153
All other operating activities	716	1,316	2,589
Net cash provided by operating activities	50,893	74,270	88,253

Cash Flows From Investing Activities
Purchases of property and equipment, net	(39,622)	(46,884)	(57,651)
Acquisitions, net of cash acquired	—	(29,854)	(952)
Net cash used in investing activities	(39,622)	(76,738)	(58,603)

Cash Flows From Financing Activities
Principal payments of capital leases	(12,796)	(14,182)	(15,222)
Principal payments of notes payable	(840)	(864)	(608)
Payments on line of credit	—	(50,000)	—
Proceeds from employee stock plans	2,262	3,877	13,751
Excess tax benefits from share-based compensation arrangements	7,015	2,370	898
Net cash used in financing activities	(4,359)	(58,799)	(1,181)

Effect of exchange rate changes on cash and cash equivalents	(1,040)	(349)	458

Increase (decrease) in cash and cash equivalents	5,872	(61,616)	28,927

Cash and cash equivalents, beginning of period	125,425	166,557	104,941

Cash and cash equivalents, end of period	$131,297	$104,941	$133,868

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$15,766	$16,596	$19,009
Cash payments for interest, net of amount capitalized	$2,144	$1,892	$1,463
Cash payments for income taxes	$3,414	$4,351	$4,570

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized net revenue per average technical square foot)	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Growth
Managed hosting, net revenue	$159,536	$164,094	$172,947	$183,311	$192,895
Cloud, net revenue	$19,269	$23,220	$26,763	$31,415	$37,107
Net revenue	$178,805	$187,314	$199,710	$214,726	$230,002
Revenue growth (year over year)	23.2%	23.2%	23.0%	26.7%	28.6%

Net upgrades (monthly average)	1.1%	1.6%	1.6%	1.6%	1.8%
Churn (monthly average)	-0.9%	-1.0%	-1.1%	-1.0%	-0.9%
Growth in installed base (monthly average) (2)	0.2%	0.6%	0.5%	0.6%	0.9%

Number of customers at period end (3)	99,446	108,023	118,732	130,291	142,441
Number of employees (Rackers) at period end	2,905	3,002	3,130	3,262	3,492
Number of servers deployed at period end	59,876	61,874	63,996	66,015	70,473

Profitability
Income from operations	$16,728	$17,831	$21,635	$23,408	$23,983
Depreciation and amortization	$36,698	$37,991	$39,677	$41,529	$44,098
Share-based compensation expense
Cost of revenue	$969	$1,163	$1,305	$1,223	$1,412
Sales and marketing (4)	$880	$1,100	$1,209	$1,052	$1
General and administrative	$4,129	$4,113	$4,669	$4,812	$6,397
Total share-based compensation expense	$5,978	$6,376	$7,183	$7,087	$7,810
Adjusted EBITDA (1)	$59,404	$62,198	$68,495	$72,024	$75,891

Adjusted EBITDA margin	33.2%	33.2%	34.3%	33.5%	33.0%

Operating income margin	9.4%	9.5%	10.8%	10.9%	10.4%

Income from operations	$16,728	$17,831	$21,635	$23,408	$23,983
Effective tax rate	33.6%	33.2%	35.5%	37.2%	38.3%
Net operating profit after tax (NOPAT) (1)	$11,107	$11,911	$13,955	$14,700	$14,798
NOPAT margin	6.2%	6.4%	7.0%	6.8%	6.4%

Capital efficiency and returns
Interest bearing debt	$169,517	$169,847	$180,177	$131,727	$134,905
Stockholders' equity	$370,425	$397,994	$413,237	$438,863	$478,307
Less: Excess cash	$(109,840)	$(126,018)	$(142,592)	$(79,174)	$(106,268)
Capital base	$430,102	$441,823	$450,822	$491,416	$506,944
Average capital base	$420,916	$435,963	$446,323	$471,119	$499,180
Capital turnover (annualized)	1.70	1.72	1.79	1.82	1.84

Return on capital (annualized) (1)	10.6%	10.9%	12.5%	12.5%	11.9%

	Three Months Ended
(Dollar amounts in thousands, except annualized net revenue per average technical square foot)	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Capital expenditures
Purchases of property and equipment, net	$39,622	$29,050	$29,222	$46,884	$57,651
Vendor financed equipment purchases	$15,766	$15,793	$23,208	$16,596	$19,009
Total capital expenditures	$55,388	$44,843	$52,430	$63,480	$76,660

Customer gear	$32,488	$29,589	$36,219	$38,052	$46,300
Data center build outs	$16,644	$5,955	$6,162	$9,754	$9,173
Office build outs	$1,220	$1,306	$1,271	$5,145	$2,957
Capitalized software and other projects	$5,036	$7,993	$8,778	$10,529	$18,230
Total capital expenditures	$55,388	$44,843	$52,430	$63,480	$76,660

Infrastructure capacity and utilization
Technical square feet of data center space at period end (5)	169,998	169,998	177,148	180,173	181,848
Annualized net revenue per average technical square foot	$4,298	$4,407	$4,602	$4,807	$5,083
Utilization rate at period end	66.5%	69.1%	68.9%	72.0%	76.7%

(1)    See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.
(2)    Due to rounding, totals may not equal the sum of the line items in the table above.
(3)    Customers continue to be counted on an account basis and therefore a customer with more than one account with us would be included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.
(4)    During the three months ended March 31, 2011, share-based compensation expense within Sales and Marketing was positively impacted by the reversal of previously recorded expense related to terminated employees. The offset of the reversal was a true-up of the forfeiture rate across Cost of Revenue and General and Administrative expenses for options that fully vested within the quarter, negatively impacting these categories.
(5)    Technical square footage as of March 31, 2011 excludes 42,100 square feet and 3,300 square feet for unused portions of the Chicago and Northern Virginia facilities, respectively.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011

Net revenue	$178,805	$187,314	$199,710	$214,726	$230,002
Costs and expenses:
Cost of revenue	57,007	61,470	64,616	66,747	69,742
Sales and marketing	21,977	23,285	24,651	26,294	29,738
General and administrative	46,395	46,737	49,131	56,748	62,441
Depreciation and amortization	36,698	37,991	39,677	41,529	44,098
Total costs and expenses	162,077	169,483	178,075	191,318	206,019
Income from operations	16,728	17,831	21,635	23,408	23,983
Other income (expense):
Interest expense	(2,144)	(1,875)	(2,068)	(1,897)	(1,491)
Interest and other income (expense)	185	814	(1,263)	57	(78)
Total other income (expense)	(1,959)	(1,061)	(3,331)	(1,840)	(1,569)
Income before income taxes	14,769	16,770	18,304	21,568	22,414
Income taxes	4,957	5,572	6,495	8,029	8,593
Net income	$9,812	$11,198	$11,809	$13,539	$13,821

	Three Months Ended
(Percent of net revenue)	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses
Cost of revenue	31.9%	32.8%	32.4%	31.1%	30.3%
Sales and marketing	12.3%	12.4%	12.3%	12.2%	12.9%
General and administrative	25.9%	25.0%	24.6%	26.4%	27.1%
Depreciation and amortization	20.5%	20.3%	19.9%	19.3%	19.2%
Total costs and expenses	90.6%	90.5%	89.2%	89.1%	89.6%
Income from operations	9.4%	9.5%	10.8%	10.9%	10.4%
Other income (expense):
Interest expense	-1.2%	-1.0%	-1.0%	-0.9%	-0.6%
Interest and other income (expense)	0.1%	0.4%	-0.6%	0.0%	0.0%
Total other income (expense)	-1.1%	-0.6%	-1.7%	-0.9%	-0.7%
Income before income taxes	8.3%	9.0%	9.2%	10.0%	9.7%
Income taxes	2.8%	3.0%	3.3%	3.7%	3.7%
Net income	5.5%	6.0%	5.9%	6.3%	6.0%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
(Dollars in thousands)	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Net revenue	$178,805	$187,314	$199,710	$214,726	$230,002

Income from operations	$16,728	$17,831	$21,635	$23,408	$23,983

Net income	$9,812	$11,198	$11,809	$13,539	$13,821
Plus: Income taxes	4,957	5,572	6,495	8,029	8,593
Plus: Total other (income) expense	1,959	1,061	3,331	1,840	1,569
Plus: Depreciation and amortization	36,698	37,991	39,677	41,529	44,098
Plus: Share-based compensation expense	5,978	6,376	7,183	7,087	7,810
Adjusted EBITDA	$59,404	$62,198	$68,495	$72,024	$75,891

Operating income margin	9.4%	9.5%	10.8%	10.9%	10.4%

Adjusted EBITDA margin	33.2%	33.2%	34.3%	33.5%	33.0%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities and deferred income taxes); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
(Dollars in thousands)	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Income from operations	$16,728	$17,831	$21,635	$23,408	$23,983
Effective tax rate	33.6%	33.2%	35.5%	37.2%	38.3%
Net operating profit after tax (NOPAT)	$11,107	$11,911	$13,955	$14,700	$14,798

Net income	$9,812	$11,198	$11,809	$13,539	$13,821

Total assets at period end	$691,729	$720,457	$760,198	$761,577	$831,414
Less: Excess cash	(109,840)	(126,018)	(142,592)	(79,174)	(106,268)
Less: Accounts payable and accrued expenses	(92,828)	(97,711)	(101,427)	(111,645)	(132,308)
Less: Deferred revenue (current and non-current)	(18,044)	(16,640)	(16,685)	(18,749)	(19,149)
Less: Other non-current liabilities and deferred income taxes	(40,915)	(38,265)	(48,672)	(60,593)	(66,745)
Capital base	$430,102	$441,823	$450,822	$491,416	$506,944

Average total assets	$680,187	$706,093	$740,328	$760,888	$796,496
Average capital base	$420,916	$435,963	$446,323	$471,119	$499,180

Return on assets (annualized)	5.8%	6.3%	6.4%	7.1%	6.9%
Return on capital (annualized)	10.6%	10.9%	12.5%	12.5%	11.9%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor financed equipment purchases), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

Three Months Ended
(In thousands)	March 31, 2011
Adjusted EBITDA	$75,891
Non-cash deferred rent	3,031
Total capital expenditures	(76,660)
Cash payments for interest, net	(1,426)
Cash payments for income taxes, net	(4,238)
Adjusted free cash flow	$(3,402)

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

	As of March 31,
(Dollars in thousands)	2011
Obligations under capital leases	$132,722
Debt	2,183
Total debt	$134,905
Less: Cash and cash equivalents	(133,868)
Net debt	$1,037
Adjusted EBITDA (trailing twelve months)	$278,608

Net leverage	0.00	x